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                                                                October 18, 1993

Robert A. Kirchner
President
Kalama Chemical, Inc.

Dear Bob:

            This is to confirm that the terms of the Employment Agreement dated June 1, 1991, between you as Employee and Kalama Chemical, Inc., has been extended through December 31, 1996. All terms and conditions shall otherwise remain the same.

            If you agree with the above, please sign in the space indicated below on the enclosed copy of this letter and return the same to me.

                                 Very truly yours,

                                 /s/ James W. Hudson
                                 ------------------------------
                                 James W. Hudson, V.P. Finance
                                 and Secretary B.C. Sugar, LTD.

I agree to the above.

/s/ Robert A. Kirchner            10/20/93
-------------------------        ------------------------------
     (Employee)                   (Date)

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                          EMPLOYMENT AGREEMENT

      This Employment Agreement (the "Agreement") is entered into as of this 1st day of June, 1991 by and between Kalama Chemical Inc., a Washington corporation, (the "Company") and the following key employee of the Company: ROBERT A. KIRCHNER (the "Employee");

      WITNESSETH, that in and for consideration of the Employee's continuing to be employed by the Company and the mutual covenants herein contained, the parties hereto do hereby agree as follows:

      1. The Company shall employ the Employee, and the Employee shall work for the Company in such capacity, on a full-time basis at substantially the same or equivalent duties as those which the Employee now has. The Employee shall undertake such additional or different duties as the Employee and the Company, acting through the Board of Directors or senior officers, may mutually agree upon from time to time. The Employee shall not be required to relocate without his consent. The Employee shall in good faith use his best efforts to perform his duties to the best of his ability and for the best interests of the Company.

      2. The Employee shall be paid such salary and bonus as may from time to time be fixed by the Board of Directors or senior officers, provided that at no time shall the salary of the Employee be fixed at a rate that is less than the rate at which the salary is currently being paid. The Employee shall also be eligible for and shall receive all health insurance, retirement benefits and other employee benefits which the Employee now receives or is eligible for and any other benefits to which he may become eligible under the policies of the Company relating to employees as they may from time to time be in effect.

      3. The term of this Agreement shall commence on the date hereof and shall continue until the earlier of (a) the date of ordinary retirement for the Employee under the Company's present retirement policies, (b) the date the Employee is terminated for "cause" as defined in Section 4 hereof by action of the Board of Directors or by a senior officer, or (c) three years from the date hereof. If during the term of this Agreement the Employ-


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ee is terminated for any reason other than for "cause" within the meaning of
Section 4, the Employee's only right to payment shall be to receive the payments under Section 4 hereof. For purposes of this Agreement, the term "senior officer" shall mean the President, a Vice President, the Secretary or Treasurer, except that there shall be no "senior officer" with respect to an Employee that himself holds one of such positions, so that as to him action by the Board of Directors is required.

      4. Prior to the expiry of the term of this Agreement, in the event the Employee is terminated for any reason other than for "cause", the Company shall thereafter continue to pay to the Employee monthly at the salary rate that exists on the date of termination an amount equal to the Employee's then monthly salary times one month for every year or part of a year that the Employee has been employed by the Company or an affiliate of the Company, but in any event times no fewer than 12 months, until such amount is paid to the Employee in full. The payments due under this Section 4 shall not be reduced by any claim or offset whatsoever and are absolute, except that the Company may make ordinary deductions for income tax withholding and the like. For purposes of this Agreement, "cause" shall mean either (a) failure to report for work for six consecutive months for any reason, including disability, or (b) the conviction of a felony against the Company by the taking of Company property for himself or otherwise depriving the Company of a substantial benefit and converting it to himself.

      5. This Agreement contains all of the understanding of the parties with respect to the subject matter hereof and may not be waived, modified or amended except in writing signed by the party to be bound. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington. In the event of any legal action brought to enforce any provisions hereof, the prevailing party shall be awarded cost and expenses, including reasonable attorney's fees. This Agreement shall be binding upon the parties and their successors and assigns, including any successors or assigns arising out of an acquisition of the Company or its business or assets. In the event the Company proposes to sell all or substantially all of its assets as a going concern, it will not enter into such a transaction unless the Purchaser enters into an agreement with the


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Employee on terms and conditions substantially the same as those set out herein.

      IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and date first above written.

                        KALAMA CHEMICAL, INC.


                        By /s/ James W. Hudson
                          ----------------------------------
                          Its Director-Secretary, B.C. Sugar
                              ------------------------------


                        /s/ Robert A. Kirchner
                        ------------------------------------
                               Employee


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